Bacterin Reports Inducement Grant in accordance
with Section 711(a) of the NYSE MKT Company Guide

BELGRADE, MT, August 21, 2013 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, today announced an inducement grant to the Company’s new Chief Executive Officer, Daniel Goldberger, as an inducement material to entering into employment with the Company pursuant to Section 711(a) of the NYSE MKT Company Guide. The inducement grant was approved by the Compensation Committee of the Company’s Board of Directors.

On August 7, 2013, Bacterin previously announced the selection of Mr. Goldberger as the Company’s new Chief Executive Officer, and Mr. Goldberger’s employment officially began on August 14, 2013.  Mr. Goldberger’s inducement grant consists of a stock option to purchase up to 2,000,000 shares of the Company's common stock, with a per share exercise price of $0.60, which was the closing price of the Company’s common stock on the August 14, 2013 grant date. The option will vest over five years, with 20% of the underlying shares vesting after one year and the remaining eighty percent (80%) vesting in forty-seven (47) equal monthly installments as to 33,334 underlying shares, beginning September 15, 2014, and one final installment as to 33,302 underlying shares.

Mr. Goldberger must remain continuously employed by the Company in order to exercise the vested portion of his option. In the event of termination of Mr. Goldberger’s employment other than for Cause (including without limitation by reason of Mr. Goldberger’s death or disability which results in Mr. Goldberger’s inability to perform substantially all of the duties of his position for more than 120 consecutive days) or resignation of Mr. Goldberger for Good Reason (as those terms are defined in Section 12 of Mr. Goldberger's Employment Agreement) the Option will expire ninety (90) days after the effective date of cessation of Mr. Goldberger’s employment.  In the event of termination of Mr. Goldberger’s employment for Cause or Mr. Goldberger’s resignation for other than Good Reason, the Option will expire at the effective date and time of cessation of Mr. Goldberger’s employment.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to launch beta and full product releases; the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Quarterly Reports on Form 10-Q and Annual Report on Form 10-K under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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